CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the inclusion in the Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Number 2-96538) of our reports dated June 13, 1997 on our audits of the financial statements and financial highlights of American Pension Investors (API) Trust's Growth Fund, T-1 Treasury Trust, Capital Income Fund, and Yorktown Classic Value Trust, which reports are included in their respective Annual Report to Shareholders for the periods ended May 31, 1997, which are incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.





                                          /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------------------
                                          COOPERS & LYBRAND L.L.P.



Baltimore, Maryland
September 30, 1997